   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 2000
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         FLEXTRONICS INTERNATIONAL LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       SINGAPORE                                              NOT APPLICABLE
            (STATE OR OTHER JURISDICTION OF                                  (I.R.S. EMPLOYER
             INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NUMBER)

                            11 UBI ROAD 1, #07-01/02
                           MEIBAN INDUSTRIAL BUILDING
                                SINGAPORE 408723
                                 (65) 844-3366
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                MICHAEL E. MARKS
                            CHIEF EXECUTIVE OFFICER
                         FLEXTRONICS INTERNATIONAL LTD.
                            11 UBI ROAD 1, #07-01/02
                           MEIBAN INDUSTRIAL BUILDING
                                SINGAPORE 408723
                                 (65) 844-3366
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                            DAVID K. MICHAELS, ESQ.
                               TRAM T. PHI, ESQ.
                             ANDREW H. FELLER, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                          PALO ALTO, CALIFORNIA 94306

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                               AMOUNT TO BE       OFFERING PRICE PER        AGGREGATE             AMOUNT OF
     TITLE OF SHARES TO BE REGISTERED           REGISTERED             UNIT(1)          OFFERING PRICE(1)     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
  Ordinary shares, S$.01 par value per
    share.................................   30,000,000 shares        $81.46875           $2,444,062,500          $645,233
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sale prices for such stock as reported by Nasdaq on September 22, 2000, which date was within five business days of the date of this filing.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 2000

PROSPECTUS

                         FLEXTRONICS INTERNATIONAL LTD.

                                ORDINARY SHARES

     By this prospectus, we may offer up to 30,000,000 ordinary shares. We will provide the specific terms for any offering of ordinary shares in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

     The ordinary shares are quoted on the Nasdaq National Market under the symbol "FLEX." On September 26, 2000 the closing sale price of the ordinary shares was $85.8125 per share.

                           -------------------------

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" IN THE SUPPLEMENT TO THIS PROSPECTUS.

                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

                  This prospectus is dated September   , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About this Prospectus.......................................    2
Where You Can Find More Information.........................    2
Forward Looking Statements..................................    3
About Flextronics...........................................    4
Enforcement of Civil Liabilities............................    4
Risk Factors................................................    4
Use of Proceeds.............................................    5
Description of Capital Shares...............................    5
Taxation....................................................    8
Plan of Distribution........................................    9
Legal Matters...............................................   10
Experts.....................................................   10

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell up to 30,000,000 ordinary shares in one or more offerings. This prospectus provides you with a general description of the ordinary shares we may offer. Each time we sell ordinary shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information." We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's web site at "http://www.sec.gov."

     We "incorporate by reference" in this prospectus information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus:

     - our Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

     - our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000;

     - our Current Reports on Form 8-K filed with the SEC on April 18, 2000, June 13, 2000, June 19, 2000, June 22, 2000, June 27, 2000, September 15,
       2000, September 20, 2000 and September 20, 2000; and

     - the description of our ordinary shares contained in our Registration Statement on Form 8-A dated January 31, 1994.

     You may request a copy of these filings, at no cost, by writing or telephoning us at:

                         Flextronics International Ltd.
                               2090 Fortune Drive
                           San Jose, California 95131
                        Attention: Laurette F. Slawson,
                  Treasurer and Director of Investor Relations
                           Telephone: (408) 576-7000

     You may also review copies of documents that are incorporated by reference at our web site. The address of the site is http://www.flextronics.com.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement, other than any information superseded by a later prospectus supplement or a later document filed with the SEC and incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     The material included or incorporated by reference in this prospectus and in any accompanying prospectus supplement contains forward-looking statements within the meaning of the securities laws. The words "expects," "anticipates," "believes," "intends," "plans" and similar expressions identify forward-looking statements. In addition, any statements which refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Because these forward-looking statements are subject to risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements. Factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include:

     - our ability to expand our facilities and operations;

     - our ability to hire and retain skilled employees;

     - our ability to integrate the operations of acquired businesses and to retain customers and employees of the acquired business;

     - the continued outsourcing of manufacturing by original equipment manufacturers;

     - our ability to win new customer programs and maintain our customer relationships;

     - difficulties in production of new products;

     - changing demand for our customers' products;

     - currency fluctuations; and

     - the risk of component shortages.

     In addition, these forward-looking statements are subject to the other risks and uncertainties discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Factors Affecting Operating Results" in our most recent reports filed with the Securities and Exchange Commission on Form 10-K and Form 10-Q. We undertake no obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

                               ABOUT FLEXTRONICS

     We are a leading provider of advanced electronics manufacturing services to original equipment manufacturers, or OEMs, primarily in the telecommunications and networking, consumer electronics and computer industries. Our strategy is to provide customers with the ability to outsource, on a global basis, a complete product where we take responsibility for engineering, supply chain management, assembly, integration, test and logistics management. We provide complete product design services, including electrical and mechanical, circuit and layout, radio frequency and test development engineering services. Our manufacturing services include the fabrication and assembly of plastic and metal enclosures, PCBs and backplanes. We believe that we have developed particular strengths in advanced interconnect, miniaturization and packaging technologies, and in the engineering and manufacturing of wireless communications products employing radio frequency technology. Throughout the production process, we offer logistics services, such as materials procurement, inventory management, packaging and distribution. Our principal offices are located at 11 Ubi Road 1, #07-01/02, Meiban Industrial Building, Singapore 408723. Our telephone number is
(65) 844-3366.

                        ENFORCEMENT OF CIVIL LIABILITIES

     We are incorporated in Singapore under the Companies Act. Some of our directors and executive officers reside in Singapore. All or a substantial portion of the assets of these persons, and a substantial portion of our assets, are located outside the United States. As a result, it may not be possible for persons purchasing ordinary shares to effect service of process within the United States upon these persons or upon us or to enforce against them in the United States courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Our Singapore legal advisors, Allen & Gledhill, have advised us that there is doubt as to whether Singapore courts will enforce, either in original actions or in actions for the enforcement of judgments of United States courts, civil liabilities predicated upon the federal securities laws of the United States.

                                  RISK FACTORS

     An investment in the ordinary shares involves a high degree of risk. Before investing in ordinary shares, you should carefully consider the information contained under the heading "Risk Factors" in the applicable supplement to this prospectus, as well as the sections of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Factors Affecting Operating Results."

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable supplement to this prospectus, the net proceeds from the sale of ordinary shares offered under this prospectus will be added to our general funds and may be used to:

     - meet our working capital requirements;

     - fund capital expenditures;

     - repay debt; and

     - finance acquisitions of other facilities and companies.

     Until the net proceeds have been used, they will be invested in short-term marketable securities.

                         DESCRIPTION OF CAPITAL SHARES

     The following statements are brief summaries of our capital structure and of important rights and privileges of shareholders conferred by the laws of Singapore and our articles of association. These statements summarize the material provisions of the laws of Singapore and our articles but are qualified by reference to our articles, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part, and which is available at our San Jose, California office. A copy of our articles is also available for inspection at our registered office in Singapore.

ORDINARY SHARES

     Our authorized capital consists of 1,500,000,000 ordinary shares, par value S$0.01. There is a provision in our articles to enable us in specified circumstances to issue shares with preferential, deferred or other special rights or restrictions as our directors may determine. The directors may issue shares at a premium and a sum equal to the aggregate amount or value of the premiums will be transferred, subject to exceptions, to a share premium account. All shares presently issued are fully paid and existing shareholders are not subject to any calls on shares. All shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own shares.

NEW SHARES

     New shares may be issued only with the prior approval of our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earlier to occur of:

     - the conclusion of the next annual general meeting; or

     - the expiration of the period within which the next annual general meeting is required by law to be held.

     The shareholders have provided such general authority to issue new shares until our 2001 annual general meeting. Subject to this and the provisions of the Singapore Companies Act and our articles, all new shares are under the control of the directors who may allot and issue new shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose.

SHAREHOLDERS

     Only persons who are registered in our books are recognized as shareholders and absolute owners of the shares. On September 15, 2000, there were 2,148 holders of our ordinary shares. We may, on giving not less than fourteen days' notice, close the register of members for any time or times, but the register may not be closed for more than thirty days in any calendar year. Closure is normally made for the purpose of determining shareholders' entitlement to receive dividends and other distributions and would, in the usual case, not exceed ten days.

TRANSFER OF SHARES

     Subject to applicable securities laws, our ordinary shares are freely transferable. The directors may decline to register any transfer of shares on which we have a lien and, for shares not fully paid up, may refuse to register a transfer to a transferee of whom they do not approve. Shares may be transferred by a duly signed instrument of transfer in a form approved by the directors. The directors may decline to register any transfer unless, among other things, it has been duly stamped and is presented for registration together with the share certificate and other evidence of title as they may require. We will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require.

SHAREHOLDERS' MEETINGS

     We are required to hold an annual general meeting in each year. The directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the written request of shareholders representing not less than one-tenth of the total voting rights of all shareholders. In addition, two or more shareholders holding not less than one-tenth of our issued share capital may call a meeting of our shareholders.

     Unless otherwise required by law or by our articles, voting at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the votes cast at a meeting of which at least fourteen days' written notice is given. An ordinary resolution suffices, for example, for appointments of directors. A special resolution, requiring an affirmative vote of a majority of not less than 75% of the votes cast at a general meeting of which not less than 21 days' written notice specifying the intention to propose the resolution as a special resolution has been duly given, is necessary for certain matters under Singapore law, such as an alteration of our articles.

VOTING RIGHTS

     Voting at any meeting of shareholders is by a show of hands unless a poll is duly demanded before or on the declaration of the result of the show of hands. If voting is by a show of hands, every shareholder who is present in person or by proxy at the meeting has one vote. On a poll every shareholder who is present in person or by proxy has one vote for every share held by him. A poll may be demanded by any of:

     - the chairman of the meeting;

     - not less than three shareholders present in person or by proxy and entitled to vote; or

     - shareholders present in person or by proxy and representing not less than one-tenth of the total voting rights of all shareholders entitled to attend and vote at the meeting.

DIVIDENDS

     In an annual general meeting, our shareholders may declare dividends, but no dividend will be payable in excess of the amount recommended by the directors. The directors may also declare an interim dividend. No dividend may be paid except out of our profits. Except as otherwise may be provided in special rights as to dividends specified in the terms of issue of any shares (no such shares currently being in issue), all dividends are paid pro rata among the shareholders. To date, we have not declared any cash dividends on our shares and have no current plans to pay cash dividends in the foreseeable future.

BONUS AND RIGHTS ISSUES

     In a general meeting, our shareholders may, upon the recommendation of the directors, capitalize any reserves or profits and distribute them as bonus shares to the shareholders in proportion to their shareholdings. A bonus issue is the Singapore equivalent of a stock dividend. The directors may also issue to shareholders rights to take up additional shares, in proportion to their shareholdings. These rights are subject to any conditions attached to the issue and the regulations of any stock exchange on which the shares are listed.

TAKEOVERS

     The acquisition of our shares is regulated by the Singapore Companies Act and the Singapore Code on Takeovers and Mergers. Any person acquiring an interest in 25% or more of our voting rights, either on his own or acting in concert with other parties is obliged to extend a takeover offer for the remaining voting shares, in accordance with the provisions of the code.

     An offer for consideration other than cash must be accompanied by a cash alternative at not less than the highest price (excluding stamp duty and commission) paid by the offeror or parties acting in concert with him for shares of that class within the preceding twelve months. A mandatory takeover offer is also required to be made if a person holding between 25% and 50% of our voting rights, either on his own or together with parties acting in concert with him, acquires additional voting rights carrying more than 3% of the voting shares in any twelve-month period.

LIQUIDATION OR OTHER RETURN OF CAPITAL

     On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

INDEMNITY

     As permitted by the laws of Singapore, our articles provide that, subject to the Companies Act, our directors and officers will be indemnified by us against any liability incurred by them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to have been done as an officer, director or employee of us and in which judgment is given in their favor or in which they are acquitted, or in connection with any application under any statute for relief from liability in respect thereof in which relief is granted by the court. Directors and officers may not be indemnified by us against any liability which by law would otherwise attach to them relating to any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to us.

LIMITATIONS ON RIGHTS TO HOLD OR VOTE ORDINARY SHARES

     Except as discussed in "-- Takeovers," there are no limitations imposed by the laws of Singapore or by our articles on the right of non-resident shareholders to hold or vote ordinary shares.

TRANSFER AGENT

     Our transfer agent is EquiServe L.P., 150 Royall Street, M/S 45-01-07, Canton, Massachusetts 02021.

                                    TAXATION

     This summary of Singapore and U.S. tax considerations is based on current law and is provided for general information. The discussion does not purport to deal with all aspects of taxation that may be relevant to particular shareholders in light of their investment or tax circumstances, or to certain types of shareholders, including insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker-dealers, and shareholders that are not U.S. shareholders, as defined below, subject to special treatment under the U.S. federal income tax laws. U.S. shareholders should consult their own tax advisors regarding the particular tax consequences to such shareholders of any investment in the ordinary shares.

INCOME TAXATION UNDER SINGAPORE LAW

     Under current provisions of the Income Tax Act, Chapter 134 of Singapore, corporate profits are taxed at a rate equal to 26%. Under Singapore's taxation system, the tax paid by a company is deemed paid by its shareholders. Thus, the shareholders receive dividends net of the tax paid by us. Dividends received by either a resident or a nonresident of Singapore are not subject to withholding tax. Shareholders are taxed on the cash amount of the dividend plus the amount of corporate tax paid by us. The tax paid by us will be available to shareholders as a tax credit to offset the Singapore income tax liability on their overall income, including the gross amount of dividends. No tax treaty currently exists between the Republic of Singapore and the U.S.

     Under current Singapore tax law there is no tax on capital gains and, thus, any profits from the disposal of shares are not taxable in Singapore unless the vendor is regarded as carrying on a trade in shares in Singapore, in which case the disposal profits would be taxable as trade profits rather than capital gains.

     There is no stamp duty payable in respect of the holding and disposition of shares, or the acquisition of newly issued shares. When outstanding shares are acquired in Singapore, stamp duty is payable on the instrument of transfer of the shares at the rate of S$2 for every S$1,000 of the market value of the shares. The stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where the instrument of transfer is executed outside of Singapore, stamp duty must be paid if the instrument of transfer is received in Singapore. Under our articles, our directors are authorized to refuse to register a transfer unless the instrument of transfer has been duly stamped.

INCOME TAXATION UNDER UNITED STATES LAW

     Individual shareholders that are U.S. citizens or resident aliens, as defined in the Internal Revenue Code, corporations or partnerships or other entities created or organized under the laws of the United States, or any political subdivision thereof, and certain trusts and estates ("U.S. shareholders") will, upon the sale or exchange of a share, recognize gain or loss for U.S. income tax purposes in an amount equal to the difference between the amount realized and the U.S. shareholder's tax basis in such a share. If paid in currency other than U.S. dollars, the U.S. dollar amount realized, as determined on the trade date, is determined by translating the foreign currency into U.S. dollars at the spot rate in effect on the settlement date of the sale in the case of a U.S. shareholder that is a cash basis taxpayer. An accrual basis taxpayer may elect to use the spot rate in effect on the settlement date of the sale by filing a statement with the U.S. shareholder's first return in which the election is effective clearly indicating that the election has been made. Such an election must be applied consistently from year to year and cannot be changed without the consent of the Internal Revenue Service. Such gain or loss will be capital gain or loss if the share was a capital asset in the hands of the U.S. shareholder and will not be short-term capital gain or loss if the share has been held for more than one year. If a U.S. shareholder receives any currency other than U.S. dollars on the sale of a share, such U.S. shareholder may recognize ordinary income or loss as a result of currency fluctuations between the date of such sale and the date such sale proceeds are converted into U.S. dollars.

     U.S. shareholders will be required to report as income for U.S. income tax purposes the amount of any dividend received from us to the extent paid out of our current or accumulated earnings and profits, as determined under current U.S. income tax principles. If over 50% of our stock, by vote or value, were owned by U.S. shareholders who individually held 10% or more of our voting stock, the U.S. shareholders potentially would be required to include in income a portion or all of their pro rata share of our earnings and profits and the earnings and profits of our non-U.S. subsidiaries. If 50% or more of our assets during a taxable year produced or were held for the production of passive income, as defined in Section 1297(b) of the Internal Revenue Code (for example, certain forms of dividends, interest and royalties), or 75% or more of our gross income for a taxable year was passive income, adverse U.S. tax consequences could result to our U.S. shareholders.

     Shareholders that are not U.S. shareholders ("non-U.S. shareholders") will not be required to report for U.S. federal income tax purposes the amount of any dividend received from us. Non-U.S. shareholders, upon the sale or exchange of a share, would generally not be required to recognize gain or loss for U.S. federal income tax purposes.

ESTATE TAXATION

     In the case of an individual who is not domiciled in Singapore, a Singapore estate tax is imposed on the value of all movable and immovable properties situated in Singapore. Our ordinary shares are considered to be situated in Singapore. Thus, an individual shareholder who is not domiciled in Singapore at the time of his or her death will be subject to Singapore estate tax on the value of any such shares held by the individual upon the individual's death. Such a shareholder will be required to pay Singapore estate tax to the extent that the value of the shares, or in aggregate with any other assets subject to Singapore estate tax, exceeds S$600,000. Any excess will be taxed at a rate equal to 5% on the first S$12,000,000 of the individual's Singapore chargeable assets and thereafter at a rate equal to 10%. An individual shareholder who is a U.S. citizen or resident for U.S. estate tax purposes also will have the value of the shares included in the individual's gross estate for U.S. estate tax purposes. An individual shareholder generally will be entitled to a tax credit against the shareholder's U.S. estate tax to the extent the individual shareholder actually pays Singapore estate tax on the value of the shares; however, the tax credit is generally limited to the percentage of the U.S. estate tax attributable to the inclusion of the value of the shares included in the shareholder's gross estate for U.S. estate tax purposes, adjusted further by a pro rata apportionment of available exemptions. Individuals who are domiciled in Singapore should consult their own tax advisors regarding the Singapore estate tax consequences of their investment.

                              PLAN OF DISTRIBUTION

     We may sell the ordinary shares (1) through underwriters or dealers, (2) through agents or dealers, or (3) directly to investors. The applicable prospectus supplement will describe the method of distribution and terms of the offering of the shares, including:

     - the name or names of any underwriters of the offering;

     - the purchase price of the shares and the proceeds we will receive from the sale;

     - any underwriting discounts and other items constituting underwriters' compensation;

     - the initial public offering price; and

     - any discounts or concessions allowed or reallowed or paid to dealers.

     If we sell shares through underwriters, we will name the underwriters in the applicable prospectus supplement. If underwriters are used in the sale, they will acquire the shares for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to some conditions, the underwriters will be obligated to purchase all the shares offered by the prospectus supplement if they purchase any such securities. We may grant underwriters who participate in the distributions of shares an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

     We may also sell shares directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of shares and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. If we use a dealer in the offer or sale of shares, we will sell the shares to the dealer, as principal. The dealer may then resell the shares to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the principal terms of our agreement with the dealer will be provided in the appropriate prospectus supplement. Any agent or dealer participating in the distribution of our shares may be deemed to be an underwriter, as that term is defined in the Securities Act, of those shares.

     We may authorize agents, dealers or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

     We may provide agents, dealers and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, dealers or underwriters may make with respect to such liabilities. Agents, dealers and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business. The place and time of delivery for securities will be provided in the accompanying prospectus supplement for these securities.

                                 LEGAL MATTERS

     Allen & Gledhill, Singapore will provide us with an opinion as to the legality of the ordinary shares. Counsel for any underwriters named in the applicable prospectus supplement will provide an opinion as to certain legal matters relating to the ordinary shares.

                                    EXPERTS

     Our consolidated audited financial statements and our supplemental consolidated audited financial statements and schedules appearing in our Current Reports (Form 8-K) filed with the SEC on September 20, 2000 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports. In those reports, that firm states that with respect to certain subsidiaries its opinion is based on the reports of other independent public accountants. The audited financial statements and supporting schedules referred to above have been included in this prospectus in reliance upon the authority of those firms as experts in giving said reports.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee........................................  $645,233
Printing and engraving expenses.............................     5,000
Legal expenses..............................................   150,000
Blue sky expenses...........................................    10,000
Accounting fees and expenses................................   100,000
Miscellaneous...............................................    14,767
                                                              --------
          Total.............................................  $925,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 155 of Flextronics' articles provides that, subject to the Singapore Companies Act, every director or other officer shall be entitled to be indemnified by Flextronics against all liabilities incurred by him in the execution and discharge of his duties or in relation thereto, including any liability in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of Flextronics and in which judgment is given in his favor, or the proceedings otherwise disposed of without finding or admission of any material breach of duty; in which he is acquitted; or in connection with any application under any statute for relief from liability for any act or omission in which relief is granted to him by the court.

     In addition, no director or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, joining in any receipt or other act for conformity, or for any loss or expense happening to Flextronics, through the insufficiency or deficiency of title to any property acquired by order of the directors for Flextronics or for the insufficiency or deficiency of any security upon which any of the moneys of Flextronics are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, willful default, breach of duty or breach of trust.

     Section 172 of the Companies Act prohibits a company from indemnifying its directors or officers against liability which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to the company. However, a company is not prohibited from (a) purchasing and maintaining for any such officer insurance against any such liability except where the liability arises out of conduct involving dishonesty or a willful breach of duty, or (b) indemnifying such officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application in relation to liability in which relief is granted to him by the court.

     Flextronics has entered into indemnification agreements with its officers and directors. These indemnification agreements provide Flextronics' officers and directors with indemnification to the maximum extent permitted by the Companies Act. Flextronics has also obtained a policy of directors' and officers' liability insurance that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Companies Act.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER                            EXHIBIT TITLE
-------                           -------------
  1.1      Form of Underwriting Agreement.*
  2.1      Exchange Agreement dated October 19, 1997 among the
           Registrant, Neutronics Electronic Industries Holding A.G.
           and the named shareholders of Neutronics Electronic
           Industries Holding A.G. Certain schedules have been omitted.
           The Registrant agrees to furnish supplementally a copy of
           any omitted schedule to the Commission upon request.
           (Incorporated by reference to Exhibit 2 of the Registrant's
           Current Report on Form 8-K for the event reported on October
           30, 1997.)
  2.2      Agreement and Plan of Merger dated November 22, 1999 among the Registrant, Slalom Acquisition Corp. and The DII Group,
           Inc. Certain schedules have been omitted. The Registrant
           agrees to furnish supplementally a copy of any omitted
           schedule to the Commission upon request. (Incorporated by
           reference to Exhibit 2.01 to Registrant's Current Report on
           Form 8-K for the event reported on December 6, 1999.)
  2.3      Agreement and Plan of Reorganization dated July 31, 2000
           among the Registrant, Chatham Acquisition Corporation, and
           Chatham Technologies, Inc. Certain schedules have been
           omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.
           (Incorporated by reference to Exhibit 2.1 of the
           Registrant's Current Report on Form 8-K for the event
           reported on September 15, 2000.)
  2.4      Merger Agreement dated August 10, 2000 among the Registrant,
           JIT Holdings Limited, Goh Thiam Poh Tommie and Goh Mui Teck
           William, as amended.
  4.1      Articles of Association of the Registrant. (Incorporated by
           reference to Exhibit 3.2 of the Registrant's Registration
           Statement on Form S-1, No. 33-85842.)
  4.2      Memorandum of Association of the Registrant. (Incorporated
           by reference to Exhibit 3.1 of the Registrant's Registration
           Statement on Form S-1, No. 33-74622.)
  4.3      Indenture dated October 15, 1997 between the Registrant and
           State Street Bank and Trust Company of California, N.A., as
           trustee. (Incorporated by reference to Exhibit 10.1 of the
           Registrant's Current Report on Form 8-K for the event
           reported on October 15, 1997.)
  4.4      Credit Agreement dated April 3, 2000 among the Registrant
           and its subsidiaries designated under the Credit Agreement as borrowers from time to time, the lenders named in
           Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as
           agent for the lenders, Fleet National Bank as documentation agent, Bank of America, National Association and Citicorp
           USA, Inc. as managing agents, and The Bank of Nova Scotia as co-agent. Certain schedules have been omitted. The
           Registrant agrees to furnish supplementally a copy of any
           omitted schedule to the Commission upon request.
           (Incorporated by reference to Exhibit 10.26 of the
           Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)

EXHIBIT
NUMBER                            EXHIBIT TITLE
-------                           -------------
  4.5      Credit Agreement dated April 3, 2000 among Flextronics
           International USA, Inc., The DII Group, Inc., the lenders
           named in Schedule I to the Credit Agreement, ABN AMRO Bank
           N.V. as agent for the lenders, Fleet National Bank, as
           documentation agent, Bank of America, National Association and Citicorp USA, Inc. as managing agents, and The Bank of
           Nova Scotia as co-agent. Certain schedules have been
           omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.
           (Incorporated by reference to Exhibit 4.1 of the
           Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)
  4.6      U.S. Dollar Indenture dated June 29, 2000 between the
           Registrant and Chase Manhattan Bank and Trust, National
           Association as Trustee. (Incorporated by reference to
           Exhibit 4.1 of the Registrant's Annual Report on Form 10-K
           for the fiscal year ended March 31, 2000.)
  4.7      Euro Indenture dated June 29, 2000 between the Registrant
           and Chase Manhattan Bank and Trust, National Association as
           Trustee. (Incorporated by reference to Exhibit 4.2 of the
           Registrant's Annual Report on Form 10-K for the year ended
           March 31, 2000.)
  5.1      Opinion of Allen & Gledhill with respect to the ordinary
           shares being registered.
 23.1      Consent of Arthur Andersen LLP.
 23.2      Consent of PricewaterhouseCoopers LLP.
 23.3      Consent of Deloitte & Touche LLP.
 23.4      Consent of Allen & Gledhill (included in Exhibit 5.1).
 24.1      Power of Attorney (included on the signature page of this
           Registration Statement).

-------------------------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, State of California on this 27th day of September, 2000.

                                          FLEXTRONICS INTERNATIONAL LTD.

                                          By:     /s/ MICHAEL E. MARKS
                                            ------------------------------------
                                                      Michael E. Marks
                                                   Chairman of the Board,
                                                Chief Executive Officer and
                                                  Authorized United States
                                                        Representative

                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael E. Marks and Robert R.B. Dykes, and each of them, his attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

                   SIGNATURE                                  TITLE                      DATE
                   ---------                                  -----                      ----
              /s/ MICHAEL E. MARKS                  Chairman of the Board and     September 27, 2000
------------------------------------------------     Chief Executive Officer
                Michael E. Marks                  (principal executive officer)

             /s/ ROBERT R.B. DYKES                 President, Systems Group and   September 27, 2000
------------------------------------------------     Chief Financial Officer
               Robert R.B. Dykes                  (principal financial officer)

              /s/ THOMAS J. SMACH                    Vice President, Finance      September 27, 2000
------------------------------------------------  (principal accounting officer)
                Thomas J. Smach

               /s/ TSUI SUNG LAM                             Director             September 27, 2000
------------------------------------------------
                 Tsui Sung Lam

             /s/ MICHAEL J. MORITZ                           Director             September 27, 2000
------------------------------------------------
               Michael J. Moritz

                   SIGNATURE                                  TITLE                      DATE
                   ---------                                  -----                      ----
              /s/ RICHARD L. SHARP                           Director             September 27, 2000
------------------------------------------------
                Richard L. Sharp

               /s/ PATRICK FOLEY                             Director             September 27, 2000
------------------------------------------------
                 Patrick Foley

           /s/ CHUEN FAH ALAIN AHKONG                        Director             September 27, 2000
------------------------------------------------
             Chuen Fah Alain Ahkong

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
  1.1     Form of Underwriting Agreement.*
  2.1     Exchange Agreement dated October 19, 1997 among the
          Registrant, Neutronics Electronic Industries Holding A.G.
          and the named shareholders of Neutronics Electronic
          Industries Holding A.G. Certain schedules have been omitted.
          The Registrant agrees to furnish supplementally a copy of
          any omitted schedule to the Commission upon request.
          (Incorporated by reference to Exhibit 2 of the Registrant's
          Current Report on Form 8-K for the event reported on October
          30, 1997.)
  2.2     Agreement and Plan of Merger dated November 22, 1999 among the Registrant, Slalom Acquisition Corp. and The DII Group,
          Inc. Certain schedules have been omitted. The Registrant
          agrees to furnish supplementally a copy of any omitted
          schedule to the Commission upon request. (Incorporated by
          reference to Exhibit 2.01 to Registrant's Current Report on
          Form 8-K for the event reported on December 6, 1999.)
  2.3     Agreement and Plan of Reorganization dated July 31, 2000
          among the Registrant, Chatham Acquisition Corporation, and
          Chatham Technologies, Inc. Certain schedules have been
          omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.
          (Incorporated by reference to Exhibit 2.1 of the
          Registrant's Current Report on Form 8-K for the event
          reported on September 15, 2000.)
  2.4     Merger Agreement dated August 10, 2000 among the Registrant,
          JIT Holdings Limited, Goh Thiam Poh Tommie and Goh Mui Teck
          William, as amended.
  4.1     Articles of Association of the Registrant. (Incorporated by
          reference to Exhibit 3.2 of the Registrant's Registration
          Statement on Form S-1, No. 33-85842.)
  4.2     Memorandum of Association of the Registrant. (Incorporated
          by reference to Exhibit 3.1 of the Registrant's Registration
          Statement on Form S-1, No. 33-74622.)
  4.3     Indenture dated October 15, 1997 between the Registrant and
          State Street Bank and Trust Company of California, N.A., as
          trustee. (Incorporated by reference to Exhibit 10.1 of the
          Registrant's Current Report on Form 8-K for the event
          reported on October 15, 1997.)
  4.4     Credit Agreement dated April 3, 2000 among the Registrant
          and its subsidiaries designated under the Credit Agreement as borrowers from time to time, the lenders named in
          Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as
          agent for the lenders, Fleet National Bank as documentation agent, Bank of America, National Association and Citicorp
          USA, Inc. as managing agents, and The Bank of Nova Scotia as co-agent. Certain schedules have been omitted. The
          Registrant agrees to furnish supplementally a copy of any
          omitted schedule to the Commission upon request.
          (Incorporated by reference to Exhibit 10.26 of the
          Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)
  4.5     Credit Agreement dated April 3, 2000 among Flextronics
          International USA, Inc., The DII Group, Inc., the lenders
          named in Schedule I to the Credit Agreement, ABN AMRO Bank
          N.V. as agent for the lenders, Fleet National Bank, as
          documentation agent, Bank of America, National Association and Citicorp USA, Inc. as managing agents, and The Bank of
          Nova Scotia as co-agent. Certain schedules have been
          omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.
          (Incorporated by reference to Exhibit 4.1 of the
          Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
  4.6     U.S. Dollar Indenture dated June 29, 2000 between the
          Registrant and Chase Manhattan Bank and Trust, National
          Association as Trustee. (Incorporated by reference to
          Exhibit 4.1 of the Registrant's Annual Report on Form 10-K
          for the fiscal year ended March 31, 2000.)
  4.7     Euro Indenture dated June 29, 2000 between the Registrant
          and Chase Manhattan Bank and Trust, National Association as
          Trustee. (Incorporated by reference to Exhibit 4.2 of the
          Registrant's Annual Report on Form 10-K for the year ended
          March 31, 2000.)
  5.1     Opinion of Allen & Gledhill with respect to the ordinary
          shares being registered.
 23.1     Consent of Arthur Andersen LLP.
 23.2     Consent of PricewaterhouseCoopers LLP.
 23.3     Consent of Deloitte & Touche LLP.
 23.4     Consent of Allen & Gledhill (included in Exhibit 5.1).
 24.1     Power of Attorney (included on the signature page of this
          Registration Statement).

-------------------------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.